UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2016

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
As a part of its strategy to increase relevancy with early season clients and to arrest client decline, H&R Block, Inc. and its subsidiaries (the “Company”) will offer interest-free Refund Advance loans during the 2017 tax season. The loans will be made available to eligible assisted U.S. tax preparation clients of the Company and its participating franchise locations. To implement the Refund Advance program, subsidiaries of the Company have partnered for the 2017 tax season with MetaBank, a federal savings bank (“MetaBank”), Specialty Consumer Services, L.P., a Texas limited partnership (“SCS”), and BofI Federal Bank, a federal savings bank (“BofI”).
On October 25, 2016, subsidiaries of the Company entered into a Refund Advance Program Agreement with MetaBank and SCS, pursuant to which MetaBank will originate Refund Advance loans and SCS will provide technology, software, and underwriting support services. MetaBank and BofI will provide funding capacity of $1.45 billion in the aggregate, with BofI also performing certain disbursement and repayment services.
The Refund Advance loans will be offered in varying amounts, based on client eligibility as determined by the loan originator. The Company will pay loan origination fees to MetaBank based on volume and customer type and expects to pay approximately $32 to $36 on average for each funded loan. The loan origination fees are intended to cover expected loan losses and payments to capital providers, among other items. In addition, Block Financial LLC, a wholly-owned indirect subsidiary of the Company, has provided MetaBank and BofI with limited guaranties up to $73 million in the aggregate, subject to specified thresholds. The Company expects that only an immaterial amount of the guaranties will be called upon under anticipated loss scenarios.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control, that are described in our Annual

Report on Form 10-K for the fiscal year ended April 30, 2016 in the section entitled “Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: October 26, 2016	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary